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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report: September 26, 1995





THE DIAL CORP
(Exact name of registrant as specified in its charter)





           DELAWARE                001-11015        36-1169950
(State or other jurisdiction of (Commission File   (IRS Employer
 incorporation or organization)      Number)        Identification No.)




  DIAL TOWER, PHOENIX, ARIZONA                     85077
(Address of principal executive offices)         (Zip Code)




Registrant's telephone number, including area code: (602) 207-4000





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Item 5.  Other Events.

In a press release dated September 26, 1995, The Dial Corp ("Dial") announced that it is planning restructuring and other one-time charges in the third quarter to provide for a business-based reorganization of its consumer products group through plant closings, workforce reductions, asset write-downs and correction of certain product lines. Additionally, carrying values of certain Premier Cruise Lines' assets and intangibles will be adjusted. Preliminary estimates of the charges are approximately $130 million after-tax (equal to $1.47 per share), comprised of $94 million for consumer products items and $36 million for Premier Cruise Lines, in light of current conditions in its cruise market. Final determination of the charges will be completed in the third quarter closing.

A copy of the press release issued by Dial is attached as Exhibit
20 to this report.

Item 7.  Financial Statements and Exhibits.

      (c) Exhibits.

      Exhibit
        No.            Title
      -------          -----
        20             Dial Press Release



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE DIAL CORP

                                      By: s/Richard C. Stephan
                                          --------------------
                                          Richard C. Stephan
Date:  October 11, 1995                   Vice President-Controller